HCI VIOCARE

NOTICE OF STOCK AWARD
CHRISTOS KAPATOS of resident of 66 Stewarton Drive, Cambuslang, Glasgow G72 8DG, Scotland, UK, you have been granted a stock award of the Common Stock (the "Common Stock") of HCI Viocare as follows:

Grant number:	0017
Date of Grant:	December 12, 2017
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	18,500,000 COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule: